Exhibit 32.2
Certification By
Jose A. Bayardo, Chief Financial Officer
of Complete Production Services, Inc.
Pursuant to 18 U.S.C. Section 1350
as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
I, Jose A. Bayardo, Chief Financial Officer of Complete Production Services, Inc. (the “Company”), hereby certify that the accompanying quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2010 filed by the Company with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).
I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 29, 2010	By:	/s/ Jose A. Bayardo
Jose A. Bayardo
Sr. Vice President and Chief Financial Officer

The foregoing certification is being furnished solely to accompany the Report of the Company, pursuant to 18 U.S.C. § 1350 and in accordance with SEC Release No. 33-8238. These certifications shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall they be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.